SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 27, 2004

NEWFIELD EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12534 (Commission File Number)	72-1133047 (I.R.S. Employer Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of Principal Executive Offices)

(281) 847-6000
(Registrant’s Telephone Number, Including Area Code)

Item 2.01 Completion of Acquisition or Disposition of Assets

     On August 27, 2004, we completed our previously announced $575 million acquisition of privately held Inland Resources. The acquisition established a new Rocky Mountain focus area for us. Inland's major asset is the 110,000-acre Monument Butte Field, located in the Uinta Basin of Northeast Utah. We estimate that Inland owns 326 billion cubic feet equivalent of proved reserves. The reserves are 85% oil and 70% proved undeveloped. The purchase price was funded through recent concurrent offerings of our common stock and our 6 5/8% senior subordinated notes due 2014.

Item 8.01 Other Events

     On August 27, 2004, Newfield Exploration Company issued its @NFX publication, which includes updated tables detailing complete hedging positions as of August 27, 2004. A copy of this publication is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

     It was impracticable to provide the required financial statements for the Business Acquired by the date this Report was filed with the Securities and Exchange Commission (the “Commission”) as none of the required financial statements were available on such date. The Company will provide such statements under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

(b) Pro Forma Financial Information

     It was impracticable to provide the required pro forma financial information by the date this Report was filed with the Commission as none of the required information was available on such date. The Company will provide such information under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

(c) Exhibits

     99.1     @NFX publication issued by Newfield Exploration Company on August 27, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY
Date: August 30, 2004	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Vice President and Chief Financial Officer (Authorized Officer and Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description
99.1	@NFX publication issued by Newfield Exploration Company on August 27, 2004.